UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2014

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-176429	99-0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2829 Ala Kalani Kaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 808.212.1553

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On January 28, 2014, our company entered into a settlement agreement with VDF FutureCeuticals, Inc. and Sandwich Isles Trading Co. Inc., d/b/a Kona Red, Inc., the company from which we acquired the KonaRed business on October 4, 2013, to: (i) settle claims asserted by and against the parties with respect to an action filed by VDF against Sandwich Isles;  and (ii) resolve a petition for cancellation of certain trademark registrations filed by Sandwich Isles. Pursuant to the settlement agreement, the parties are required to cause their respective attorneys to jointly file voluntary dismissals with respect to the foregoing claim and petition for cancelation. VDF on the one hand, and Sandwich Isles and Kona Red Corporation on the other, released each other from liability arising or accruing prior to January 28, 2014 for past monetary damages for any patent infringements and all other claims that the parties brought or could have brought prior to January 28, 2014. In addition, Sandwich Isles and our company agreed that both parties will take all steps necessary to formally abandon all currently pending patent applications directed to coffee cherries or coffee cherry technology and cancel with prejudice all trademark proceedings.

License Agreement

In connection with the settlement agreement and other agreements disclosed in this current report on Form 8-K, we entered into a coffee fruit patent license, coffeeberry trademark license and raw materials supply agreement on January 28, 2014 with VDF and Sandwich Isles.

Patents and Trademark License

Pursuant to the license agreement, in exchange for our ongoing compliance with certainalternative minimum payments and royalties (and the terms and conditions related to raw materials discussed below), VDF granted us a non-exclusive, non-transferrable, non-sublicenseable license to use and practice certain VDF patent rights and a non-exclusive license to use certain VDF trademarks and trademark rights.

Raw Materials

Pursuant to the license agreement, VDF will supply our company with raw materials starting in 2017. We have agreed to negotiate in good faith regarding the terms and pricing of the raw materials to be supplied by VDF. We are permitted to have raw materials manufactured by a third party (subject to some limitations) solely for the use in the products that we sell. In addition, we must share with VDF all details of certain input raw materials.

Senior Convertible Note

In connection with the license agreement and other agreements disclosed in this current report on Form 8-K, on January 28, 2014, we issued a senior convertible note to VDF, whereby we promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated alternative minimum payments (as set out in the license agreement) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the convertible note. Pursuant to the convertible note, the maturity is December 31, 2018 unless (i) the senior convertible note is accelerated pursuant to an event of default or (ii) the license agreement is terminated and all accrued and unpaid obligations under the senior convertible note have been paid. Interest on the convertible note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time.

At any time and at the option of VDF, any principal outstanding under the convertible note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in this current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the convertible note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the convertible note and VDF is entitled to set-off rights.

Pursuant to the convertible note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the convertible note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by the security agreement as described in this current report on Form 8-K.

A copy of the senior convertible note is attached as exhibit 10.1 to this current report on Form 8-K.

Pledge and Security Agreement

In connection with the convertible note and other agreements disclosed in this current report on Form 8-K, on January 28, 2014, we entered into a pledge and security agreement with VDF, whereby we pledged, collaterally assigned and granted to VDF, a security interest in all of our right, title and interest, whether now owned or hereafter acquired, in and to our company’s property to secure the prompt and complete payment and performance of obligations existing under any of the agreements described in this current report on Form 8-K.

A copy of the pledge and security agreement is attached as exhibit 10.2 to this current report on Form 8-K.

Warrant

On January 28, 2014, we issued VDF a warrant entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from our company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. A warrant exercise event occurs if any of the following events occur:

(i)	our company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;

(ii)	our company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;

(iii)
our company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

(iv)	our company has a change of control as defined in the warrant.

A copy of the warrant is attached as exhibit 10.3 to this current report on Form 8-K.

Registration Rights Agreement

On January 28, 2014, we entered into a registration rights agreement with VDF, whereby we granted VDF or an assignee (permitted under the agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the convertible note; (ii) any shares of our common stock issued upon exercise of the warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our company after the date of the registration rights agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our company after the date of the registration rights agreement.

Pursuant to VDF’s demand registration right, at any time or from time to time, a holder or holders holding a majority of registrable securities then outstanding may require our company to use our best efforts to effect the registration under the Securities Act of 1933, as amended, of all or part of their respective registrable securities (subject to any limits that may be imposed by the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act), by delivering a written request to our company.

In addition to the registration rights granted to VDF, there are restrictions on our granting of registration rights to other parties.

A copy of the registration rights agreement is attached as exhibit 10.4 to this current report on Form 8-K.

Investor Rights Agreement

On January 28, 2014, we entered into an investor rights agreement with VDF, whereby VDF has the right to designate that number of nominees to our board of directors such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the company.  From and after the date of the investor rights agreement and until such time as: (i) the convertible note has terminated; (ii) the warrant has terminated or been exercised; and (iii) VDF’s percentage interest is less than 1%, if VDF does not have a designee on our board of directors, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of our board of directors.

Also pursuant to the investor rights agreement, for so long as (i) the convertible note remains outstanding, (ii) the warrant remains outstanding or (iii) VDF owns a percentage interest equal or greater to 10%, we require VDF’s consent before taking certain corporate actions, including, among others; (i) amending our constating documents; (ii) making any material change to the nature of our business; (iii) incurring indebtedness exceeding $7,500,000 at any one time outstanding; or (iv) declaring or paying dividends.

A copy of the investor rights agreement is attached as exhibit 10.5 to this current report on Form 8-K.

Item 3.02.   Unregistered Sales of Equity Securities.

The disclosure under this item is included under item 1.01 and is incorporated by reference.

We issued the securities to VDF relying on exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

10.1	Senior Convertible Note
10.2	Pledge and Security Agreement
10.3	Warrant
10.4	Registration Rights Agreement
10.5	Investor Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

“Shaun Roberts”
Shaun Roberts
President, Chief Executive Officer and Director

February 3, 2014